Exhibit 10.1

LICENSE AGREEMENT NO. 529155

BETWEEN

BATTELLE MEMORIAL INSTITUTE

AND

DARKPULSE TECHNOLOGY HOLDINGS INC.

December 2018

License Agreement Number 529155
DarkPulse Technology Holdings, Inc.
Version 3

December 21, 2018

PATENT LICENSE AGREEMENT

THIS AGREEMENT made and entered into at Richland, Washington, by and between DarkPulse Technology Holdings, Inc., having a principal place of business in New York, New York, herein called "LICENSEE", and Battelle Memorial Institute, having a place of business in Richland, Washington, herein called "BATTELLE". Each hereinafter referred to individually as "Party" and jointly as "Parties". This Agreement is effective on the date affixed hereto by the Party last signing this Agreement (the "Effective Date").

WITNESSETH THAT:

WHEREAS, BATTELLE is an incorporated charitable trust exempt from federal income taxes under Section 501(c)(3) of the United States Internal Revenue Code; and

WHEREAS, BATTELLE operates the Pacific Northwest National Laboratory under management and operations contract DE-AC05-76RL01830; and

WHEREAS, BATTELLE has certain rights in patents relating to the detection of specific elements; and

WHEREAS, LICENSEE recognizes that BATTELLE owns inventions and intellectual property useful in the conduct of LICENSEE's business; and

WHEREAS, LICENSEE recognizes that its anticipated business activity may encompass the practice of technology that requires a license under patents owned or controlled by BATTELLE; and

WHEREAS, LICENSEE wishes to acquire the right to practice the inventions of such patents.

THEREFORE in consideration of the mutual covenants a contained herein and intending to be legally bound hereby, the Parties agree as follows:

1. DEFINITIONS

As used herein, the following terms shall have the meanings set forth below:

A.	AFFILIATE or AFFILIATES means any entity that controls, is controlled by, or is under common control of LICENSEE where control consists of ownership of at least fifty percent (50%) of the outstanding voting securities or other ownership interest of the entity.

B.	GROSS SALES means any and all forms of consideration, monetary or otherwise, received by LICENSEE from the sale, lease, rental, transfer, provision or other disposition of LICENSED PRODUCTS and/or LICENSED SERVICES without deduction.

C.	LICENSED FIELD 1 means and is limited to explosives detection when combined with a quadrupole or ion trap mass spectrometer, or with an ion mobility spectrometer.

D.	LICENSED FIELD 2 means and is limited to illicit drug detection when combined with a quadrupole or ion trap mass spectrometer, or with an ion mobility spectrometer.

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License Agreement Number 529155
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Version 3

December 21, 2018

E.	LICENSED FIELD 3 means and is limited to chemical warfare agent detection when combined with a quadrupole or ion trap mass spectrometer, or with an ion mobility spectrometer.

F.	LICENSED FIELD 1 and LICENSED FIELD 2 and LICENSED FIELD 3 shall collectively be known as LICENSED FIELDS when no distinction is desired.

G.	LICENSED PROCESS means any service or activity that utilizes, incorporates or practices one or more claims of the PATENTS.

H.	LICENSED PRODUCT means any and all products incorporating or utilizing one or more claims of the PATENTS.

I.	LICENSED SERVICES means the provision of a LICENSED PROCESS for a third party.

J.	LICENSED TERRITORY means any country in which BATTELLE has pending patent applications or issued PATENTS as set forth herein for which LICENSEE has agreed to reimburse and reimburses BATTELLE for agreed upon patenting expenses under Article 12.

K.	PATENT or PATENTS means issued patents and pending patent applications, including all divisionals, continuations (not including continuations —n-part), reissues, substitutes, and extensions thereof, together with all foreign counterparts.

Issued Patents

Title	Country	Patent Number	Grant Date
Method of Selective Detection of	U.S.	9,123,520	September 1, 2015
Explosives in Mass Spectrometer
or Ion Mobility Spectrometer at
Parts Per Quadrillion Level
(BATTELLE IPID 30071-E,
PATENTMASTER ID 8144)*

Systems and Process for Selective Canada	2,868,115	January 2, 2018
Detection of Vapor Phase
Analytes (BATTELLE IPID
30071 E CA,
PATENTMASTERID 8741)*

Systems and Process for Selective Germany	2834834	September 27, 2017
Detection of Vapor Phase
Analytes (BATTELLE IPID
30071-E DE,
PATENTMASTERID 9251)*

Systems and Process for Selective	Great	2834834	September 27, 2017
Detection of Vapor Phase	Britain
Analytes (BATTELLE IPID
30071 E GB,
PATENTMASTERID 9252)*

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Version 3

December 21, 2018

Systems and Process for Selective Australia	2013243976	August 11, 2016
Detection of Vapor Phase
Analytes (BATTELLE IPID
30071 EAU,
PATENTMASTERID 8740)*

Systems and Process for Selective	EPC	2834834	September 27, 2017
Detection of Vapor Phase
Analytes (BATTELLE IPID
30071 E EP,
PATENTMASTERID 8743)*

Method and apparatus for	U.S.	10,119,937	November 6, 2018
detecting organophosphorus
compounds and illicit drugs
(BATTELLE IPID 30856-E,
PATENTMASTERID 9030)*

Patent Applications

Title	Country Application Number	Date Filed
Systems and Process for	PCT	PCT/US13/20530	January 7, 2013
Selective Detection of Vapor
Phase Analytes (BATTELLE
IPID 30071 E PCT,
PATENTMASTERID

8370)* (Inactive)
Systems and Process for	Israel	234762	January 7, 2013
Selective Detection of Vapor
Phase Analytes (BATTELLE
IPID 30071 E IL,
PATENTMASTERID 8744)*

Systems and Process for	Mexico	MX/a/2014/011860	January 7, 2013
Selective Detection of Vapor
Phase Analytes (BATTELLE
IPID 30071 E MX,
PATENTMASTERID 8742)*

Method and apparatus for	PCT	PCT/US2017/028758	April 21, 2017
detecting organophosphorus
compounds and illicit drugs
(BATTELLE IPID 30856-E PCT,
PATENTMASTERID 9271)*

Method and apparatus for	Australia PCT/US2017/028758	April 21, 2017
detecting organophosphorus

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License Agreement Number 529155
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Version 3

December 21, 2018

compounds and illicit drugs
(BATTELLE IPID 30856-E AU,
PATENTMASTERID 9635)*

Method and apparatus for	Canada PCT/US2017/028758	April 21, 2017
detecting organophosphorus
compounds and illicit drugs
(BATTELLE IPID 30856-E CA,
PATENTMASTERID 9636)*

Method and apparatus for	EPC	PCT/US2017/02XXX	April 21, 2017
detecting organophosphorus
compounds and illicit drugs
(BATTELLE IPID 30856-E EP,

PATENTMASTERID 9637)*
Method and apparatus for	Mexico PCT/US2017/028XX	April 21, 2017
detecting organophosphorus
compounds and illicit drugs
(BATTELLE IPID 30856-E MX,
PATENTMASTERID 9638)*

Method and apparatus for	Israel	PCT/US2017/028XX	April 21, 2017
detecting organophosphorus
compounds and illicit drugs
(BATTELLE IPID 30856-E IL,
PATENTMASTERID 9639)*

Method and apparatus for	Singapore PCT/US2017/028XX	April 21, 2017
detecting organophosphorus
compounds and illicit drugs
(BATTELLE IPID 30856-E SG,
PATENTMASTERID 9640)*

*These inventions were made with government support under Contract Number DE-AC05-76RL01830 awarded by the U.S. Department of Energy. The government has certain rights in the inventions.

L.	SUBLICENSEE means any third party whom LICENSEE licenses, under the provisions of Article 7, the BATTELLE rights conveyed by this Agreement.

M.	SUBLICENSING REVENUES means all fees, lump sum payments, milestone payments, annual fees and the like received by LICENSEE from SUBLICENSEE as consideration for a sublicense of the rights conveyed hereunder; provided, however, that SUBLICENSING REVENUES shall not include running royalties.

2. LICENSE GRANT

A.	(i) BATTELLE hereby grants to LICENSEE, to the extent of LICENSED FIELD 1 and LICENSED FIELD 2 and the LICENSED TERRITORY, a nonexclusive commercial license to make, have made, use, import and sell LICENSED PRODUCTS and LICENSED SERVICES and practice LICENSED PROCESSES.

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Version 3

December 21, 2018

(ii) BATTELLE hereby grants to LICENSEE, to the extent of LICENSED FIELD 3 and the LICENSED TERRITORY, an exclusive commercial license to make, have made, use, import and sell LICENSED PRODUCTS and LICENSED SERVICES and practice LICENSED PROCESSES.

B.	All other rights not expressly granted in this Agreement are reserved by BATTELLE. This reservation includes but is not limited to BATTELLE's right to (i) practice the PATENTS for research, development and demonstration purposes for itself and others; (ii) nonexclusively license the PATENTS to nonprofit institutions for research, development, and demonstration purposes; (iii) exclusively license the PATENTS in fields and territories not licensed herein and (iv) publish scientific and technical articles related to the PATENTS.

C.	This license grant is subject to any rights belonging to the United States Government, whether or not presently asserted, including but not limited to those rights set forth in 35 USC §200, et seq.

3. CONSIDERATION

A.	In consideration for the License Grant described in Article 2, LICENSEE agrees to comply with all the provisions of this Agreement, to pay all fees, costs, and meet all other requirements set forth in this Agreement.

B.	LICENSEE shall pay to BATTELLE the nonrefundable total sum of Thirty Thousand United States Dollars ($30,000 US) as a license fee with credit given for the previously paid Option Fee, payable as follows:

(i)            Fifteen Thousand United States Dollars ($15,000 US) at the time of execution of this Agreement; and

(ii)           Ten Thousand United States Dollars ($10,000 US), due no later than ninety (90) days following the Effective Date, after credit is applied for the previously-paid Option Fee in the amount of Five Thousand United State Dollars ($5,000 US).

This license fee is nonrefundable, not creditable against any royalties and is not an advance on royalties.

C.	LICENSEE shall pay to BATTELLE a royalty of six percent (6%) of GROSS SALES.

D.	LICENSEE shall pay to BATTELLE twenty-five percent (25%) of all SUBLICENSING REVENUES.

E.	If as a result of third party litigation related to this Agreement financed by LICENSEE, damages, royalties, or other consideration is received by LICENSEE, BATTELLE shall receive the greater of: (i) a royalty as set forth above as applied to the level of infringing sales determined by a court or as a result of settlement of such claims, or (ii) twenty-five percent (25%) of all monies received by LICENSEE, after LICENSEE deducts all reasonable documented out-of-pocket costs for prosecuting such litigation. Any award specifically reimbursing out-of-pocket litigation costs or fees will be exempted from this provision.

F.	No royalty shall be paid to BATTELLE for the practice of any PATENT on behalf of the U.S. Government for which the U.S. Government has a royalty-free right to use such PATENT.

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License Agreement Number 529155
DarkPulse Technology Holdings, Inc.
Version 3

December 21, 2018

4. MINIMUM ROYALTIES

A.	LICENSEE shall pay to BATTELLE royalties as stated in Article 3, but in no event shall royalties for a calendar year be less than the amounts set forth in Table 1, below, during each of the calendar years indicated. LICENSEE shall pay to BATTELLE on the last day of the following January the amount (if any) required to satisfy the minimum royalty obligation for the preceding calendar year. If LICENSEE does not pay the amount (if any) required to be paid hereunder to satisfy the minimum royalty obligation, BATTELLE may, in its sole discretion, elect to terminate this Agreement or waive this obligation in whole or in part.

Table 1.

Calendar Year	Minimum Royalties US $ Per Calendar Year
2019	$10,000
2020	$30,000
2021	$50,000
2022 and each calendar year thereafter during the term of this Agreement.	$80,000

B.	If this Agreement expires or is terminated for any reason, except for breach of contract by BATTELLE, during any year that minimum royalties are due to BATTELLE, upon expiration or termination, LICENSEE shall immediately pay to BATTELLE the proportionate amount of minimum royalties owed to BATTELLE that represents that portion of the year elapsed prior to expiration or termination. For example, if LICENSEE terminates without breach by BATTELLE after the expiration of three (3) months of the new year, LICENSEE shall pay to BATTELLE one-fourth (1/4) of the yearly minimum royalty due for that year.

5. DILIGENCE

A.	Separate from LICENSEE's obligation to pay minimum royalties set forth above, subject to the timelines set forth below, LICENSEE shall complete the following diligence requirements. In the event that LICENSEE fails to complete these requirements BATTELLE may, in its sole discretion, waive this obligation in whole or in part, convert the exclusive grant of Paragraph 2A(ii) to nonexclusive, extend the due dates or terminate this Agreement.

B.	Minimum Diligence Requirements:

(i)            No later than nine (9) months following the Effective Date, LICENSEE shall develop and demonstrate a working prototype of a LICENSED PRODUCT in Licensed Field 1.

(ii)            No later than nine (9) months following the Effective Date, LICENSEE shall develop and demonstrate a working prototype of a LICENSED PRODUCT in Licensed Field 3.

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(iii)            No later than eighteen (18) months following the Effective Date, LICENSEE shall develop and demonstrate a working prototype of a LICENSED PRODUCT in Licensed Field 2.

(iv)             No later than eighteen (18) months following the Effective Date, LICENSEE shall complete a commercial sale of a LICENSED PRODUCT in LICENSED FIELD 1.

(v)               No later than twenty-four (24) months following the Effective Date, LICENSEE shall complete a commercial sale of a LICENSED PRODUCT in LICENSED FIELD 2.

(vi)             No later than twenty-four (24) months following the Effective Date, LICENSEE shall complete a commercial sale of a LICENSED PRODUCT in LICENSED FIELD 3.

6. U.S. MANUFACTURING

In order to enhance U.S. industrial competitiveness, LICENSEE shall ensure that

LICENSED PRODUCTS embodying the PATENTS which are manufactured for use or sale in the United States under the license granted hereunder shall be substantially manufactured in the United States.

7. SUBLICENSING

A.	LICENSEE shall have the right to sublicense in LICENSED FIELD 3 and LICENSED TERRITORY so long as the rights granted in LICENSED FIELD 3 remain exclusive. Sublicenses shall be licenses that are transferable only from LICENSEE to BATTELLE. Sublicenses shall be subject to the substantial US manufacturing requirements of Article 6.

B.	BATTELLE shall have the right to disapprove the selection of any sublicensee prior to the execution of any sublicense granted hereunder. Prior to sublicense execution, LICENSEE shall provide BATTELLE with a certification that the sublicense complies with the terms and conditions of this Agreement. LICENSEE shall provide BATTELLE with a copy of each executed sublicense, and shall not grant to its sublicensees any BATTELLE rights not conveyed by this Agreement. The royalty paid to BATTELLE under sublicenses for all monies or other consideration of whatever kind received by LICENSEE shall be no less than that set forth for LICENSEE in Article 3, above. Additionally, BATTELLE will receive twenty-five percent (25%) of all non-royalty consideration received by LICENSEE as a result of its sublicensing activities.

C.	If this Agreement is terminated for any reason, except breach of contract by BATTELLE, LICENSEE shall immediately assign all of its right, title, and interest to all sublicenses to BATTELLE, including the right to receive income.

D.	LICENSEE will collect and guarantee all payments which are due to BATTELLE as a result of LICENSEE sublicensing its rights under the provisions herein. If LICENSEE receives any non-cash consideration as a result of its sublicensing activities, LICENSEE shall make its payments which are due to BATTELLE based upon the fair market value of the non-cash consideration that is due to LICENSEE.

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License Agreement Number 529155
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Version 3

December 21, 2018

8. REPORTS AND PAYMENTS

A.	Not later than the last day of each January and July, LICENSEE shall furnish to BATTELLE a written statement in a form provided by BATTELLE (Attachment 1) to determine the amounts due and the appropriateness of the royalties paid pursuant to Article 3 for the periods ended the last days of the preceding December and June, respectively, and shall pay to BATTELLE all amounts due to BATTELLE. Such amounts are due at the dates the statements are due. If no amount is accrued during any such period, a written statement to that effect shall be furnished. All written statements provided to BATTELLE by LICENSEE shall be executed by an individual having actual authority to bind LICENSEE.

B.	For the initial twenty-four (24) months following the Effective Date, not later than the last day of each January, LICENSEE shall furnish to BATTELLE, at the address set forth in Article 26, a written progress report summarizing LICENSEE's progress towards commercializing the LICENSED PRODUCTS during the prior calendar year. Such progress report shall include the following information, where relevant: progress in the development and commercial deployment of the LICENSED PRODUCT; key business achievements; projects or transactions that resulted from, or were enabled by, the LICENSED PRODUCT; and quantitative or qualitative information that characterizes the contribution of the LICENSED PRODUCT to the U.S. economy. Such report will be provided to BATTELLE solely to enable BATTELLE to understand LICENSEE's progress towards commercializing the LICENSED PRODUCT and to assist BATTELLE in determining the contribution of the LICENSED PRODUCT in improving LICENSEE's business.

C.	Royalties earned on sales by LICENSEE or occurring under sublicenses granted pursuant to this Agreement in any country outside the United States shall not be reduced by LICENSEE for any taxes, fees, or other charges imposed by the government of such country on the payment of royalty income.

D.	Payments provided for in this Agreement, shall when overdue, bear interest at a rate per annum equal to 5% percent running from the time such payment is due until payment is made to BATTELLE.

E.	All payments made to BATTELLE under this Agreement are nonrefundable.

F.	All payments will be made to BATTELLE in U.S. dollars either by check or wire transfer. If payments are made by wire transfer, such transfers shall be in accordance with the following wire instructions; unless and until written notice is provided by BATTELLE of a change in the wire instructions. If LICENSEE makes payments to BATTELLE by Electronic Funds Transfers, LICENSEE shall also provide a written report to BATTELLE to the address set forth in Article 26 as required in Paragraph 8A, above, along with a statement indicating that payments have been made by Electronic Funds Transfers. Such payments shall be made to the following account (for international transfers, use Swift Code: xxxxxxxxxxx):

U. S. Bank of Washington

Account Name: Battelle Memorial Institute

ABA No. xxxxxxxxx

Account No. xxxxxxxxxxxx

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License Agreement Number 529155
DarkPulse Technology Holdings, Inc.
Version 3

December 21, 2018

9. REPRESENTATIONS, HOLD HARMLESS AND LIMITATION OF BATTELLE'S LIABILITY

A.	This Agreement is entered into by BATTELLE in its private capacity. It is understood and agreed that the U.S. Government is not a party to this Agreement and in no manner whatsoever shall be liable for nor assume any responsibility or obligation for any claim, cost or damages arising out of or resulting from this Agreement or the subject matter licensed.

B.	(i) Nothing in this Agreement shall be deemed to be a representation or warranty, by BATTELLE, or the U.S. Government, as to the validity of any of the PATENTS or the accuracy, safety or usefulness for any purpose, of any technical information, techniques, or practices at any time made available by BATTELLE.

(ii)              Neither the U.S. Government nor BATTELLE nor any affiliated company of BATTELLE shall have any liability whatsoever to LICENSEE or any other person for or on account of any injury, loss, or damage, of any kind or nature sustained by, or any damage assessed or asserted against, or any other liability incurred by or imposed upon LICENSEE or any other person, arising out of or in connection with or resulting from (1) the production, use or sale of any apparatus or product, or the practice of the PATENTS by LICENSEE; (2) the use by LICENSEE of any technical information, techniques, or practices disclosed by BATTELLE; or (3) any advertising or other promotional activities by LICENSEE with respect to any of the foregoing; and

(iii)            LICENSEE shall hold the U.S. Government, BATTELLE, and any affiliated company of BATTELLE, harmless in the event the U.S. Government, BATTELLE, or any affiliated company of BATTELLE, is held liable as a result of actions by LICENSEE as set forth in Paragraphs 9B(ii)(1), 9B(ii)(2), and 9B(ii)(3) above. This includes but is not limited to indemnification for any product liability resulting from the commercialization and utilization of the Licensed Patents by LICENSEE.

(iv)             Further, LICENSEE agrees to assume the defense of (1) any suit brought against BATTELLE or any affiliated company of BATTELLE resulting from any action of LICENSEE undertaken under this Agreement, and (2) any action brought against LICENSEE or 11 A TTFT T recillting from any action of LICENSEE relating to the liecn5cd PATENTS.

(v)               BATTELLE represents that it has the rights to grant all of the rights granted herein, except as to such rights as the Government of the United States of America may have or may assert.

C.	LICENSEE understands and acknowledges that the subject matter of this Agreement has not yet been commercially demonstrated, and agrees to accept the risks incident to designing, manufacturing and operating a nascent technology.

D.	LICENSEE acknowledges that LICENSEE has evaluated the PATENTS and deems them suitable for LICENSEE's purposes for entering into this Agreement.

E.	Nothing in this Agreement may be construed as: a warranty or representation by BATTELLE as to the validity of any of BATTELLE's rights in the PATENTS; a warranty or representation that anything made, used, sold or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of any patents other than PATENTS; a grant by implication, estoppel or otherwise of any license or rights under any patents of BATTELLE other than PATENTS, regardless of whether such patents are dominate or subordinate to PATENTS; or an obligation to furnish any information not provided in PATENTS.

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License Agreement Number 529155
DarkPulse Technology Holdings, Inc.
Version 3

December 21, 2018

10. TERMINATION

A.	This Agreement will terminate upon the expiration of the last to expire of the PATENTS included herein, or upon the abandonment of the last to be abandoned of any patent applications if no PATENTS have issued, or a final adjudication of invalidity of all PATENTS included herein, whichever is later, unless this Agreement is sooner terminated.

B.	LICENSEE may terminate this Agreement at any time upon sixty (60) days written notice in advance to BATTELLE. LICENSEE shall thereafter discontinue the practice and use of the licensed PATENTS.

C.	Except as provided below in Paragraph 10D, if either Party shall be in breach of any obligation hereunder, the other Party may terminate this Agreement by giving Notice of Default by personal delivery, telefax, electronic mail transmission or by United States mail, express mail, or courier service, with postage or fees prepaid, to the Party in breach, specifying the basis for default. Notice by personal delivery, telefax or electronic mail is deemed to have been given when delivered or transmitted. Notice sent by U.S. mail, express mail or courier service is deemed to have been given when mailed. If within sixty (60) days after the receipt of such Notice of Default, the Party in breach shall remedy the condition forming the basis for default, this Agreement shall continue in full force. If, however, the default is not cured within this sixty (60) day period, then this license shall finally terminate and LICENSEE shall be required to thereafter discontinue the practice and use of the licensed PATENTS. This sixty (60) day cure period shall not be available to LICENSEE upon a third Notice of Default during the life of this Agreement (unless otherwise provided in the Notice of Default), and this Agreement shall be finally terminated. LICENSEE understands and acknowledges that the remedy set forth herein is not available to LICENSEE if LICENSEE's default stems from a failure to meet the minimum diligence requirements of Article 5.

D.	If any report or payment due to BATTELLE is overdue for a third time, then a Notice of Termination may be sent immediately and no Notice of Default or sixty (60) day cure provision will be applicable.

E.	Within thirty (30) days of the termination of this Agreement LICENSEE shall furnish a final report containing the information set forth in Paragraphs 8A and 8B as well as payment of any unpaid royalties to the address set forth in Article 26. If this Agreement is for any reason terminated before all of the payments required to be made by LICENSEE as set forth herein have been made to BATTELLE, LICENSEE shall immediately pay to BATTELLE any unpaid amounts due as of the date of such termination even though the due dates provided in Articles 8 and 12 may not have been reached.

F.	LICENSEE hereby agrees that, in the event LICENSEE by its own actions, or the action of any of its shareholders or creditors, files or has filed against it (with an order for relief being entered) a case under the Bankruptcy Code of 1978, as previously or hereafter amended, BATTELLE shall be entitled to relief from the automatic stay of Section 362 of Title 11 of the U.S. Code, as amended, on or against the exercise of the rights and remedies available to BATTELLE and LICENSEE hereby waives the benefits of such automatic stay and consents and agrees to raise no objection to such relief.

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December 21, 2018

G.	Termination of this Agreement shall not extinguish any rights of BATTELLE or obligations of LICENSEE accrued hereunder at the time of termination; and obligations undertaken independent of the license granted under Article 2 shall survive termination to the extent necessary to permit their complete fulfillment or discharge.

11. LITIGATION

A.	LICENSEE shall notify BATTELLE of any suspected infringement of the PATENTS in the LICENSED FIELDS and the LICENSED TERRITORY, and shall provide BATTELLE with any evidence of such infringement(s).

B.	(i) After LICENSEE provides probative evidence of an actual infringement of the PATENTS in the LICENSED FIELDS and LICENSED TERRITORY which is causing LICENSEE actual economic harm:

1.        The Parties shall meet and confer to discuss potential actions to be taken to abate the infringement, up to and including full legal action in a court of competent jurisdiction. In the event that agreement is reached upon a particular course of action each party will be obligated to meet its' specified agreed upon responsibilities. In the event that the Parties cannot agree upon a designated course of action, BATTELLE may instruct LICENSEE in writing to take a designated course of action within a designated period of time to abate infringement in LICENSED FIELD 3.

2.       In the event that LICENSEE fails to complete either the agreed upon responsibilities or the instructed course of action within the designated period of time, then BATTELLE may convert the license to non-exclusive and proceed to take whatever action it deems appropriate to abate the infringement.

3.        In the event that BATTELLE neither complies with its duties under the agreed upon plan, nor takes any action to abate the infringement on its own, then royalties due under this Agreement will be reduced by twenty five percent (25%) until the infringement is abated.

(ii) Each Party agrees to reasonably assist the other Party with any legal action undertaken to abate the infringement. Costs for proceeding with such legal actions will be borne by the Party leading the action and recovery of damages will be kept by that Party unless otherwise agreed to in writing. The Party leading any legal action will reimburse the other Party for any reasonable out-of-pocket expenditures incurred by that Party in providing assistance to the lead Party. If the LICENSEE leads the legal action and obtains a recovery, the royalty provisions of Article 3 will apply to such recovery whether such recovery is denoted as "royalties", "damages", "release" from prior acts, or any other designation. However, any specific reimbursement recovery for out-of-pocket costs or attorney's fees from a legal proceeding will not be subject to the royalty provisions of Article 3.

C. Challenges.

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License Agreement Number 529155
DarkPulse Technology Holdings, Inc.
Version 3

December 21, 2018

(i)	If LICENSEE or any of LICENSEE's AFFILIATES, subsidiaries, joint ventures, or other similarly situated persons, entities, or organizations initiates an action or proceeding or assists any third party initiating an action or proceeding against BATTELLE seeking a declaration or ruling that any claim of the PATENTS is invalid or unenforceable:

1.	during the pendency of any such action or proceeding, the royalty rates and annual minimum royalty due under this Agreement shall double;

2.	if the outcome of such action or proceeding results in a determination that any issued claim of the PATENTS is found to be valid and infringed by LICENSED PRODUCTS, or LICENSED PROCESS then the royalty rates and annual minimum royalty due under this Agreement shall triple and LICENSEE shall pay BATTELLE's costs incurred for defending the validity of the PATENTS, including but not limited to attorney's fees, expert witness fees, court costs, and other costs incidental to such defense;

3.	LICENSEE shall have no right to recoup, claim, or otherwise recover any royalties, fees, or other forms of consideration paid to BATTELLE as required in this Agreement before such action or proceeding is initiated or during the period in which the action or proceeding is pending or under appeal; and

4.	LICENSEE shall pay royalties, fees, or any forms of consideration required under this Agreement directly to BATTELLE during the pendency of such action or proceeding and shall not pay any deposits or payments of royalties, fees, or any forms of consideration required under this Agreement into any escrow account.

(i)	LICENSEE shall provide BATTELLE with at least ninety (90) days written notice to the address set forth in Article 26 before LICENSEE or any of LICENSEE's AFFILIATES, subsidiaries, joint ventures, or other similarly situated persons, entities, or organizations initiates any action or proceeding or assists any third party initiating an action or proceeding against BATTELLE seeking a declaration or ruling that any claim of the PATENTS is invalid or unenforceable or that LICENSED PRODUCTS or LICENSED PROCESSES do not infringe any claim of the PATENTS. LICENSEE shall include with its written notice to BATTELLE a copy of all relevant prior art which will form the basis for arguments and causes advanced in such action or proceeding, together with an explanation of the grounds for these arguments or causes. Failure to provide such notice shall be considered a breach of the agreement and provide grounds for automatic termination of the license.

(ii)	Any action or proceeding filed by LICENSEE or any of LICENSEE's AFFILIATES, subsidiaries, joint ventures, or other similarly situated persons, entities, or organizations or any third party assisted thereby seeking a declaration or ruling that any claim of the PATENTS is invalid or unenforceable or that LICENSED PRODUCTS or LICENSED PROCESSES do not infringe any claim of the PATENTS shall be litigated exclusively in the U.S. District Court for the Eastern District of Washington situated in Richland, Washington, and the Parties hereby agree to submit to the exclusive jurisdiction of such court and waive any objection to venue for such purposes.

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December 21, 2018

(iii)	This Paragraph 11C, "Challenges," shall be included in any sublicenses at any level provided under the authority of this Agreement

12. PATENTS

A.	BATTELLE will consult with LICENSEE prior to making any patent filings. However, BATTELLE retains the sole unfettered right and discretion to make any and all decisions regarding patenting matters. This includes the sole right to determine whether or not, and where, to file a patent application, to abandon the prosecution of any PATENT or patent application, or to discontinue the maintenance of any PATENT or patent application. This also includes the power to make any decision regarding prosecuting, reexamining, or participating in any proceeding before a patent office, domestic or foreign. During the term of this Agreement, all reasonable expenses incurred by BATTELLE for the activities described in this Paragraph 12A consented to in writing by LICENSEE shall be reimbursed to BATTELLE by LICENSEE on a pro-rata basis together with other licensees within sixty (60) days of LICENSEE's receipt of notice setting forth such expenses. For example, if there is a second licensee required to pay such PATENT costs, then each licensee shall be responsible for paying fifty percent (50%) of such expense.

B.	If LICENSEE disagrees with a patenting decision and elects not to pay its share of expenses incurred by BATTELLE under Paragraph 12A for a particular PATENT, LICENSEE shall so notify BATTELLE in writing within a reasonable amount of time after it has been notified by BATTELLE of such decision. Unless otherwise agreed, LICENSEE shall be obligated to reimburse BATTELLE for its share of expenses for such PATENT costs up to the date BATTELLE receives such written notification from LICENSEE and upon BATTELLE's receipt of such notice by LICENSEE, LICENSEE's rights related to such PATENT in the applicable country(ies) shall be terminated, and such PATENT in such country(ies) shall be removed from this Agreement.

13. RECORDS

A.	LICENSEE shall keep accurate records of all operations affecting LICENSEE's duties and obligations hereunder, including but not limited to payment of royalties and fees, and shall permit BATTELLE or its duly authorized agent to inspect all such records and to make copies of or extracts from such records during regular business hours no more than twice per year throughout the term of this Agreement and for a period of not less than three (3) years thereafter. BATTELLE shall bear its costs to conduct such audit; provided, however, LICENSEE shall reimburse BATTELLE for BATTELLE's and/or its duly authorized agent's actual costs to conduct the audit if as part of the audit it is deemed that LICENSEE has failed to perform its material obligations under this Agreement (including its underreporting of GROSS SALES and earned royalties in a reporting period by ten percent (10%) or more).

B.	If such audit shows an underreporting or underpayment in excess of ten percent (10%) in a reporting period as set forth in Paragraph 13A, then LICENSEE shall pay the cost of such audit as set forth in Paragraph 13A, as well as any other additional sum that would have been payable to BATTELLE had LICENSEE reported correctly, plus interest on said sum at the rate set forth and owing in accordance with Paragraph 8D.

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License Agreement Number 529155
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Version 3

December 21, 2018

14. ASSIGNABILITY

A.	Upon written consent of BATTELLE, such consent not to be unreasonably withheld, LICENSEE may assign its rights under this Agreement in connection with a merger or consolidation or to a third party purchaser of all or substantially all of the assets of LICENSEE relative to the rights granted hereunder. BATTELLE may assign its rights hereunder.

B.	Except in connection with an assignment to Darkpulse, Inc. or to a wholly owned subsidiary of Darkpusle, Inc., in the event of any assignment of this Agreement by LICENSEE, LICENSEE shall pay to BATTELLE, at the address set forth in Article 26, a nonrefundable assignment fee of Two Hundred Fifty Thousand United States Dollars ($250,000 US).

15. REFORM

A.	The Parties agree that if any part, term, or provision of this Agreement shall be found illegal or in conflict with any valid controlling law, the validity of the remaining provisions shall not be affected thereby.

B.	In the event the legality of any provision of this Agreement is brought into question because of a decision by a court of competent jurisdiction of any country in which this Agreement applies, BATTELLE, by written notice to LICENSEE, may revise the provision in question or may delete it entirely so as to comply with the decision of said court.

16. NO ENDORSEMENT; USE OF BATTELLE'S NAME; USE OF PNNL

BATTELLE does not endorse products or services. Therefore, LICENSEE agrees that unless required by law, or unless otherwise agreed in advance in writing by BATTELLE, LICENSEE will not use or imply the name "BATTELLE", or any affiliated company of BATTELLE, or "Pacific Northwest National Laboratory®", or "PNNL", or associated trademarks, or other trade dress, or use BATTELLE or PNNL reports, for advertising, promotional purposes, raising of capital, recommending investments, or in any way that implies endorsement by BATTELLE or PNNL. However, LICENSEE may publicly disclose the fact that an agreement has been entered into with BATTELLE, including the name of BATTELLE. LICENSEE may disclose in a factual manner that is accurate and not misleading, material facts pertaining to the nature of this Agreement to the extent such disclosure complies with or is required by applicable U.S. Federal and state securities and other laws or the rules and regulations of any public stock exchange, provided that such disclosure does not, in whole or in part, imply any endorsement by BATTELLE or PNNL. LICENSEE further agrees to indemnify and hold BATTELLE, its directors, officers, agents and employees harmless for any damage, loss, claim or suit arising from or relating to LICENSEE's use of the BATTELLE name.

17. WAIVER AND ALTERATION

A.	The waiver of a breach hereunder may be effected only by a writing signed by the waiving Party and shall not constitute a waiver of any other breach.

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December 21, 2018

B.	A provision of this Agreement may be altered only by a writing signed by both Parties, except as provided in Article 15, above.

C.	(i) To amend this Agreement in a manner that alters any of BATTELLE's rights or LICENSEE's duties under this Agreement, LICENSEE shall provide BATTELLE with a written request to amend this Agreement at least thirty (30) calendar days before BATTELLE's rights or LICENSEE's duties accrue. LICENSEE's request shall: (1) specifically identify the clauses to be amended; (2) identify the requested amendments; and (3) provide BATTELLE with documentary evidence that the requested amendments are in BATTELLE's and LICENSEE's best interests.

(ii)            If BATTELLE determines that any or all of LICENSEE's requested amendments are in the Parties' best interests, then the Parties shall initiate good faith negotiations to address the amendments consistent with BATTELLE's determination. Such negotiations shall conclude within ninety (90) days after the date BATTELLE actually receives LICENSEE's request to amend the Agreement as set forth above in Paragraph 17C(i) (the "Renegotiation Period"). The Parties shall enter into these negotiations with the understanding that they may not reach mutually acceptable terms within the Renegotiation Period. BATTELLE's rights shall continue to accrue and LICENSEE's obligations shall remain in force during the Renegotiation Period.

(iii)            If BATTELLE and LICENSEE agree to mutually acceptable terms during the Renegotiation Period, then such renegotiated terms shall be reflected in a formal amendment of this Agreement executed by both BATTELLE and LICENSEE and shall apply to any of BATTELLE's rights or LICENSEE's obligations that accrue during the Renegotiation Period or at any time thereafter during the remaining term of this Agreement.

(iv)               If BATTELLE and LICENSEE do not agree to mutually acceptable terms during the Renegotiation Period then BATTELLE may enforce the original terms and conditions of this Agreement or rely upon other remedies as permitted by the terms of this Agreement.

D.	LICENSEE acknowledges that BATTELLE, by virtue of its status as an incorporated charitable trust exempt from federal income taxes under Section 501(c)(3) of the Internal Revenue Code, cannot renegotiate any terms of this Agreement in a manner which may create an impermissible private benefit or private inurement.

18. MARKING

LICENSEE shall place in a conspicuous location on any LICENSED PRODUCT made or sold under any PATENT coming with this Agreement, a patent notice in accordance with the laws concerning the marking of patented articles. However, in no event shall LICENSEE mark any LICENSED PRODUCT made or sold under this Agreement with an expired licensed PATENT.

19. IMPLEMENTATION

Each Party shall execute any instruments necessary to implement the provisions of this Agreement.

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License Agreement Number 529155
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December 21, 2018

20. CONSTRUCTION

This Agreement shall be construed in accordance with the laws of the State of Washington of The United States of America and in the English language, and any action brought to enforce any provision or obligation hereunder shall be brought in a court of competent jurisdiction in the State of Washington.

21. EXPORTATION OF TECHNICAL INFORMATION

LICENSEE represents and warrants that it shall not export from The United States of America directly or indirectly, any technical information (or the direct product thereof) furnished to LICENSEE either directly or indirectly by BATTELLE, without first complying with all requirements of the Export Administration Regulations, including the requirement for obtaining any export license, if applicable. LICENSEE agrees to indemnify, defend and hold harmless BATTELLE, its officers, agents and employees from all liability involving the violation of such export regulations, either directly or indirectly, by LICENSEE.

22. CERTIFICATION

LICENSEE hereby certifies that no principal of LICENSEE has been an employee of BATTELLE or any of its affiliated companies in the two (2) years prior to the date of execution of this Agreement.

23. DISCLAIMER

NEITHER BATTELLE, THE UNITED STATES DEPARTMENT OF ENERGY (DOE), NOR PERSONS ACTING ON THEIR BEHALF MAKE ANY WARRANTY, EXPRESS OR IMPLIED: (1) WITH RESPECT TO THE MERCHANTABILITY, ACCURACY, COMPLETENESS OR USEFULNESS OF ANY SERVICES, MATERIALS, LICENSED PATENTS, INVENTIONS OR INFORMATION FURNISHED HEREUNDER; (2) THAT THE USE OF ANY SUCH SERVICES, MATERIALS, LICENSED PATENTS, OR INFORMATION WILL NOT INFRINGE PRIVATELY OWNED RIGHTS; (3) THAT THE SERVICES, MATERIALS, LICENSED PATENTS, OR INFORMATION FURNISHED HEREUNDER WILL NOT RESULT IN INJURY OR DAMAGE WHEN USED FOR ANY PURPOSE; OR (4) THAT THE SERVICES, MATERIALS OR INFORMATION FURNISHED HEREUNDER WILL ACCOMPLISH THE INTENDED RESULTS OR ARE SAFE FOR ANY PURPOSE, INCLUDING THE INTENDED OR PARTICULAR PURPOSE. FURTHERMORE, BATTELLE AND THE DOE HEREBY SPECIFICALLY DISCLAIM ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, FOR ANY PRODUCTS MANUFACTURED, USED OR SOLD BY LICENSEE, THEIR AFFILIATES, ASSIGNS OR SUBLICENSEES. NEITHER BATTELLE NOR THE DOE SHALL BE LIABLE FOR CONSEQUENTIAL, SPECIAL, OR INCIDENTAL DAMAGES IN ANY EVENT.

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License Agreement Number 529155
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Version 3

December 21, 2018

24. NO PRESUMPTION

No provision of this Agreement shall be interpreted for or against any Party to this Agreement on the basis that that Party was the drafting Party of the provision and no presumption or burden of proof shall arise disfavoring or favoring any Party by virtue of the authorship of any of the provisions of this Agreement.

25. ENTIRE UNDERSTANDING

This Agreement represents the entire understanding between the Parties, and supersedes all other agreements, express or implied, between the Parties concerning the subject matter of this Agreement. Specifically, no future representations made by either Party shall be effective to alter any provision herein unless such representation shall be made in writing by an authorized representative of such Party having the power to do so.

26. ADDRESSES

For the purpose of all written communications between the Parties, their addresses shall be:

DarkPulse Technology Holdings Inc.

Attention Thomas Cellucci and Dennis O'Leary

350th 5th Avenue, 59th Floor

New York, New York 10018

Telephone: 800-436-1436

Email: tcellucci@darkpulse.com and doleary@darkpulse.com

Battelle Memorial Institute

Technology Deployment and Outreach

Attention PNNL IP Compliance Office

P.O. Box 999, Mailstop K1-71

902 Battelle Blvd.

Richland, WA 99352

Telephone: (509) 375-2075

Fax: (509) 372-4589

Email: complianceoffice@pnnl.gov

or any other addresses of which either Party shall notify the other Party in writing.

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License Agreement Number 529155
DarkPulse Technology Holdings, Inc.
Version 3

December 21, 2018

27. EXPIRATION

The offer to execute this Agreement shall expire if this Agreement is not signed by both Parties and returned to BATTELLE on or before January 11, 2019.

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed in duplicate originals by its duly authorized officers or representatives.

BATTELL MEMORIAL INSTITUTE	DARKPULSE TECHNOLOGY HOLDINGSINC.

BY: /s/ Peter C. Christensen	BY: /s/ Thomas A. Cellucci
PRINTED NAME: Peter C. Christensen	PRINTED NAME; Thomas A. Cellucci, PhD, MBA
TITLE: Manager, Technology Commercialization	TITLE: Co-CEO and Board Member
DATE 12/28/18	DATE 12/27/18

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License Agreement Number 529155
DarkPulse Technology Holdings, Inc.
Version 3

December 21, 2018

ATTACHMENT 1

ROYALTY REPORT TO BATTELLE

From: __________________________________________________________________________

            (Company Name and License Agreement No.)

Reporting Period:

From________________________ To_______________________ (6 Month Period Ending, June 30, and December 31, to be Reported by the Following July 31 and January 31 respectively).

Article 3, CONSIDERATION

(i) GROSS SALES OF LICENSED PRODUCTS	$ _____
X 0.06
Amount of Royalties Owed	$_____

(iii) ROYALTIES FROM SUBLICENSES	$_____

Total Royalties Due (i) + (ii)	$_____

Signed by: ______________________

Printed Name:____________________

Date:___________________________

Telephone:______________________

Email:__________________________

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